Exhibit 32.2

SECTION 1350 CERTIFICATION
OF CHIEF FINANCIAL OFFICER

Constellation Brands, Inc.
Form 10-Q for Fiscal Quarter Ended August 31, 2004

In connection with the Constellation Brands, Inc. Quarterly Report on Form 10-Q for the Fiscal Quarter Ended August 31, 2004, I, Thomas S. Summer, certify that, to the best of my knowledge:

1.   The quarterly report on Form 10-Q for the Fiscal Quarter Ended August 31, 2004 of Constellation Brands, Inc. fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.       The information contained in the periodic report on Form 10-Q for the Fiscal Quarter Ended August 31, 2004 of Constellation Brands, Inc. fairly presents, in all material respects, the financial condition and results of operations of Constellation Brands, Inc.

Dated: October 12, 2004

/s/ Thomas S. Summer
Thomas S. Summer,
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by 18 U.S.C. 1350 as adopted by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Constellation Brands, Inc., and will be retained by Constellation Brands, Inc., and furnished to the Securities and Exchange Commission or its staff upon request.